Exhibit 5.1
[TroyGould PC Letterhead]
1801 Century Park East, 16th Floor
Los Angeles, California 90067
December 28, 2011
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, Massachusetts 01605

Re:	Registration Statement on Form S-1 (Registration No. 333-177498)
Ladies and Gentlemen:
     This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”) and the preliminary prospectus dated December 28, 2011 made part of the Registration Statement (the “Prospectus”). The Registration Statement and the Prospectus relate to the distribution by Galena Biopharma, Inc. of shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”). We understand that the Shares are to be distributed in the manner described in the Prospectus.
     We have acted as counsel for the Company in connection with the Registration Statement. For purposes of this opinion, we have examined and relied upon copies of the Registration Statement, including the Prospectus, and such other documents, corporate records, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.
     With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (3) prior to the distribution of the Shares, the Company will adopt and file in accordance with Delaware law an appropriate amended and restated certificate of incorporation to effect a stock split of its outstanding shares of Common Stock and create an authorized class of shares of Series A Convertible Preferred Stock of the Company as contemplated in the Prospectus; (4) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Delaware; (5) in connection with the

RXi Pharmaceuticals Corporation
December 28, 2011

distribution of the Shares, the Company will duly execute and deliver stock certificates in the form filed by the Company as an exhibit to the Registration Statement or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (6) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.
     The law covered by our opinion expressed below is limited to the Delaware General Corporation Law, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.
     We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated below with respect to the Securities.
     Based upon and subject to the foregoing, we are of the opinion that the Shares, when distributed as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.
     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
This opinion may be used only in connection with the offer and sale of the Shares, while the Registration Statement remains effective.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC

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